UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

CRH public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham,

Dublin 16, D16 KH51

Ireland

(Address of principal executive offices)

+353 1 404 1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
6.40% Notes due 2033	CRH/33A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 8.01	Other Events.

On February 21 and 23, 2024, CRH plc issued announcements regarding the delisting of its 5% Cumulative Preference Shares of €1.27 each (the “5% Preference Shares”) and its 7% “A” Cumulative Preference Shares of €1.27 each (the “7% Preference Shares”) from Euronext Dublin and the listing of the 5% Preference Shares on Euronext Growth Dublin. The 7% Preference Shares will remain listed on the London Stock Exchange.

Copies of the announcements are attached hereto as Exhibit 99.1 and 99.2 and are each incorporated by reference herein. Information on, or that may be accessed through, CRH plc’s website is not and should not be considered part of, nor is it incorporated by reference into, this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Announcement of CRH plc, dated February 21, 2024

99.2	Announcement of CRH plc, dated February 23, 2024

104	Cover Page Interactive Data File ** (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024

CRH public limited company

/s/ Neil Colgan
By:	Neil Colgan
Company Secretary